SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

WRIGHT MEDICAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Wright Medical Group, Inc.	5677 Airline Road	Arlington, TN 38002	901.867.9971	www.wmt.com

NOTICE OF

2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2003

To our Stockholders:

      The 2003 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the “Company”) will be held at the Hilton East Memphis Hotel located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 13, 2003, beginning at 3:30 p.m. (Memphis time). At the meeting, the Company’s stockholders will vote on the following proposals to:

1.	Elect six directors to serve on the Board of Directors of the Company for a term of one year;

2.	Approve the amendment to the Company’s Amended and Restated 1999 Equity Incentive Plan to increase by 2,000,000 the number of shares of common stock available for awards thereunder; and

3.	Ratify the appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2003.

      Stockholders also will transact any other business that properly comes before the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE PROPOSALS.

      Only stockholders of record at the close of business on March 24, 2003, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such stockholders will be available for inspection by any stockholder at the office of the Company’s legal counsel, Baker Donelson Bearman & Caldwell, 165 Madison Avenue, 21st Floor, Memphis, Tennessee, during ordinary business hours beginning May 3, 2003, as well as at the Hilton East Memphis Hotel during the meeting on May 13, 2003.

      YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By Order of the Board of Directors,

Jason P. Hood
Secretary

April 11, 2003

INFORMATION ABOUT THE MEETING
STOCK OWNERSHIP
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN
PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ADDITIONAL INFORMATION
EXHIBIT A WRIGHT MEDICAL GROUP, INC. AUDIT COMMITTEE CHARTER
EXHIBIT B WRIGHT MEDICAL GROUP, INC. SECOND AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN

ii

Wright Medical Group, Inc.	5677 Airline Road	Arlington, TN 38002	901.867.9971	www.wmt.com

PROXY STATEMENT

FOR
2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2003

       This Proxy Statement is being furnished in connection with the solicitation of proxies by Wright Medical Group, Inc. (the “Company”), on behalf of its Board of Directors, for use at the 2003 Annual Meeting of Stockholders and any postponement or adjournment thereof. The meeting will be held at the Hilton East Memphis Hotel located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 13, 2003, beginning at 3:30 p.m. (Memphis time).

      At the meeting, the Company’s stockholders will be asked to vote on proposals to (1) elect six directors to serve on the Board of Directors of the Company for a term of one year; (2) approve the amendment to the Company’s Amended and Restated 1999 Equity Incentive Plan to increase by 2,000,000 the number of shares of common stock available for awards thereunder; and (3) ratify the appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2003. The proposals are set forth in the accompanying Notice of 2003 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the meeting, although the Board of Directors knows of no such other business to be presented.

      When you submit your proxy, by either voting by telephone or executing and returning the enclosed proxy card, you will authorize the proxy holders — F. Barry Bays, the President and Chief Executive Officer and a director of the Company; John K. Bakewell, the Executive Vice President and Chief Financial Officer of the Company; and Jason P. Hood, the Vice President, General Counsel, and Secretary of the Company — to represent you and vote your shares of the Company’s common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any postponement or adjournment of the meeting.

      The Company’s 2002 Annual Report, which includes the Company’s financial statements, accompanies this Proxy Statement. Although the 2002 Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

      This Proxy Statement and the accompanying materials are first being sent or given to the Company’s stockholders on or about April 11, 2003.

      YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

      At the meeting, the Company’s stockholders will vote on the following proposals to:

1.	Elect six directors to serve on the Board of Directors of the Company for a term of one year;

2.	Approve the amendment to the Company’s Amended and Restated 1999 Equity Incentive Plan to increase by 2,000,000 the number of shares of common stock available for awards thereunder; and

3.	Ratify the appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2003.

      In addition, the Company’s management will report on the performance of the Company during 2002 and will respond to appropriate questions from stockholders.

Who is entitled to vote?

      The record date for the meeting is March 24, 2003. Only stockholders of record at the close of business on March 24, 2003, are entitled to receive notice of the meeting and to vote at the meeting the shares of the Company’s common stock that they held on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 31, 2003, there were 32,720,646 outstanding shares of common stock.

Am I entitled to vote if my shares are held in “street name”?

      If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. In the case of non-discretionary items, any shares not voted by your nominee will be considered as “broker non-votes.” However, there will not be any broker non-votes in connection with the meeting, because all the matters to be acted upon by the stockholders at the meeting are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

How many shares must be present to hold the meeting?

      A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the record date of March 24, 2003, will constitute a quorum. Abstentions will be included in the calculation of the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

      If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

How do I vote my shares?

      If you are a registered stockholder, you may vote by telephone. If you are a registered stockholder (i.e., your shares are held in your own name), you may vote by telephone by following the instructions included on the proxy card. You do not need to return your proxy card if you vote by telephone.

      If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms and banks participate in a program provided through ADP Investor Communications Services (“ADP”) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm or bank that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

      You may vote by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

      You may vote in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, the Company will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares.

Can I change my vote after I submit my proxy?

      Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting in any of the following ways: (1) by voting again by telephone, because only your latest telephone vote will be counted; (2) by properly completing, signing, dating, and returning another proxy card with a later date; (3) if you are a registered stockholder, by voting in person at the meeting; (4) if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting; or (5) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed.

Who will count the votes?

      American Stock Transfer & Trust Company (“AST”), the registrar and transfer agent for the Company’s common stock, will tabulate and certify the stockholder votes submitted by proxy. A representative of AST will serve as the inspector of election at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

      Your Board of Directors recommends that you vote:

1.	FOR the election of the six director nominees to serve on the Board of Directors of the Company for a term of one year;

2.	FOR the approval of the amendment to the Company’s Amended and Restated 1999 Equity Incentive Plan to increase by 2,000,000 the number of shares of common stock available for awards thereunder; and

3.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2003.

What happens if I do not specify how my shares are to be voted?

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

Will any other business be conducted at the meeting?

      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

      Election of Directors. The six director nominees will be elected to serve on the Board of Directors for a term of one year if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the six director nominees will be elected if they receive more votes than any other person. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

      Approval of Amendment to Amended and Restated 1999 Equity Incentive Plan. The proposed amendment to the Company’s Amended and Restated 1999 Equity Incentive Plan to increase by 2,000,000 the number of shares of common stock available for awards thereunder will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

      Ratification of Appointment of Independent Auditor. The appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2003, will be ratified if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will abstentions be treated?

      Stockholders have the option of abstaining from voting on Proposal 2 (the approval of the amendment to the Amended and Restated 1999 Equity Incentive Plan) and Proposal 3 (the ratification of the appointment of the independent auditor), but not on Proposal 1 (the election of directors). If you abstain from voting on Proposal 2 or 3, your shares will be counted for the purpose of determining whether there is a quorum at the meeting, and they will have the same effect as a negative vote on the proposal for the purpose of determining the outcome of the vote. With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal.

How will broker non-votes be treated?

      A “broker non-vote” occurs when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. None of the proposals described in this Proxy Statement is a non-discretionary item on which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. To the contrary, all such proposals are discretionary items on which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Therefore, there will not be any broker non-votes in connection with the meeting.

STOCK OWNERSHIP

How much common stock do the Company’s management and its largest stockholders own?

      The following table provides information about the beneficial ownership of the Company’s common stock as of March 31, 2003, by (1) each director of the Company, (2) each executive officer of the Company named in the Summary Compensation Table in this Proxy Statement, (3) all directors and executive officers of the Company as a group, and (4) each person known to management of the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

		Percentage of
	Number of Shares	Shares
Name of Beneficial Owner	Beneficially Owned(1,2)	Outstanding(3)

Directors and Executive Officers:
James T. Treace(4)	417,246	1.3%
F. Barry Bays	845,100	2.5
John K. Bakewell	102,203	*
Brian T. Ennis	41,250	*
Jack E. Parr, Ph.D.	53,797	*
Robert W. Churinetz(5)	49,640	*
Richard B. Emmitt(6)	1,375,723	4.2
James E. Thomas	186,797	*
Thomas E. Timbie	80,446	*
Elizabeth H. Weatherman(7)	14,342,609	43.4
All directors and executive officers as a group (14 persons)(4-7)	17,785,165	51.9
Other Stockholders:
Warburg, Pincus Equity Partners, L.P.(8)	14,342,609	43.4
466 Lexington Avenue New York, New York 10017
Capital Group International, Inc.(9)	1,931,310	5.9
11100 Santa Monica Boulevard Los Angeles, California 90025

*	Less than 1% of the outstanding shares of common stock.

(1)	A person’s beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

(2)	The shares of common stock shown in the table include the following numbers of shares that the indicated persons have the right to acquire as of March 31, 2003, or within 60 days thereafter (i.e., May 30, 2003), upon the exercise of options and warrants granted by the Company: Mr. Treace — 159,999 shares; Mr. Bays — 691,477 shares; Mr. Bakewell — 57,045 shares; Mr. Ennis — 21,250 shares; Dr. Parr — 49,747 shares; Mr. Churinetz — 48,500 shares; Mr. Thomas — 16,363 shares; Mr. Timbie — 23,635 shares; Ms. Weatherman — 345,455 shares; all directors and executive officers as a group — 1,570,913 shares; and Warburg Pincus — 345,455 shares.

(3)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 32,720,646 outstanding shares of common stock as of March 31, 2003, plus the shares of common stock that such person has the right to acquire as of such date or within 60 days thereafter (i.e., May 30, 2003) upon the exercise of options and warrants granted by the Company.

(4)	The shares of common stock beneficially owned by Mr. Treace include 103,622 shares owned by the J&A Group, LLC, a private investment and consulting company controlled by Mr. Treace and his wife.

(5)	The shares of common stock beneficially owned by Mr. Churinetz include 285 shares each owned by Mr. Churinetz’s wife, son, and daughter. Mr. Churinetz disclaims beneficial ownership of all the shares owned by his family members.

(6)	The shares of common stock beneficially owned by Mr. Emmitt are owned by Vertical Fund I, L.P., and Vertical Fund II, L.P. (the “Vertical Entities”). Mr. Emmitt is a Managing Director of The Vertical Group Inc., and a general partner of The Vertical Group, L.P., which in turn is the general partner of each of the Vertical Entities. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of all the shares owned by the Vertical Entities except to the extent of his partnership interest therein.

(7)	The shares of common stock beneficially owned by Ms. Weatherman are owned by Warburg Pincus. See footnote (8). Ms. Weatherman is a Managing Director and member of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co. Ms. Weatherman does not own any shares individually and disclaims beneficial ownership of all the shares owned by Warburg Pincus.

(8)	The shares of common stock beneficially owned by Warburg, Pincus Equity Partners, L.P., are owned by it and three affiliated partnerships (“Warburg Pincus”). Warburg, Pincus & Co. is the sole general partner of Warburg Pincus, and Warburg Pincus LLC manages Warburg Pincus.

(9)	The shares of common stock beneficially owned by Capital Group International, Inc. (“Capital Group”) are owned by various institutional accounts for which Capital Guardian Trust Company (“Capital Trust”), a subsidiary of Capital Group which is a bank and registered investment adviser, serves as the investment manager. Of the shares of common stock beneficially owned by these entities, Capital Trust has directly, and Capital Group has indirectly (as the parent company of Capital Trust), sole voting power with respect to 1,368,900 shares and sole investment power with regard to 1,931,310 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Company’s common stock (the “Reporting Persons”) file initial reports of, and subsequent reports of changes in, their beneficial ownership of common stock with the Securities and Exchange Commission. The Reporting Persons are required to furnish the Company with copies of all such Section 16(a) reports. Based solely on the Company’s review of the copies of such Section 16(a) reports and written representations from certain Reporting Persons furnished to the Company, the Company believes that the Reporting Persons complied with all applicable Section 16(a) filing requirements during 2002.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

      The Company’s bylaws provide that the Board of Directors is to consist of such number of directors as may be fixed from time to time by resolution of the Board of Directors. There are six directors at present. The directors are elected at each annual meeting of stockholders and serve for a term of one year until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.

Nominees for Director

      The Board of Directors proposes that the six nominees listed below be elected to serve as directors of the Company. All the nominees are incumbent directors of the Company, and each has consented to serve on the Board of Directors. If any nominee were to become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

      James T. Treace. Mr. Treace, age 57, has been the Chairman of the Board of the Company since 1999. He has been the President of the J&A Group, LLC, a private investment and consulting company that he founded, since 2000. Mr. Treace was the President of Medtronic Xomed, Inc. from 1999 to 2000, and was the Chairman of the Board, Chief Executive Officer, and President of Xomed Surgical Products, Inc. from 1996 to 1999. Medtronic, Inc. acquired Xomed Surgical Products, Inc., the leader in the market for surgical products used by ear, nose, and throat (ENT) surgeons, in 1999 and thereafter changed its name to Medtronic Xomed, Inc. He was the Chairman of the Board, Chief Executive Officer, and President of TreBay Medical Corp., a developer and manufacturer of ENT sinus endoscopy products, from 1993 to 1996. Mr. Treace was the President of Linvatec Corporation from 1990 to 1993, and was the President and Chief Executive Officer of Concept, Inc. from 1981 to 1990. Bristol-Myers Squibb Company acquired Concept, Inc., a leading orthopaedic arthroscopy business, in 1990 and thereafter changed its name to Linvatec Corporation. Mr. Treace is the Chairman of the Board of Kyphon Inc., a publicly held company. He is the brother of John R. Treace, the Company’s Vice President — U.S. Sales, and the uncle of John T. Treace, its Vice President — Biologics and Extremity Marketing.

      F. Barry Bays. Mr. Bays, age 56, has been a director and the President and Chief Executive Officer of the Company since 2000. He has 38 years of experience in the medical device industry. Mr. Bays was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc. and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He was the Vice President and Chief Operating Officer and a director of TreBay Medical Corp. from 1993 to 1996. Mr. Bays was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993, and was the Senior Vice President and Chief Operating Officer of its predecessor, Concept, Inc., from 1981 to 1990.

      Richard B. Emmitt. Mr. Emmitt, age 58, has been a director of the Company since 1999. He has been a Managing Director of The Vertical Group Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. Mr. Emmitt is a director of American Medical Systems Holdings, Inc. and Micro Therapeutics, Inc., both publicly held companies. He is a director of BioSET, Inc., ev3, Inc., Incumed, Inc., SURx, Inc., Velocimed, Inc., and Tepha, Inc., all privately held companies.

      James E. Thomas. Mr. Thomas, age 42, has been a director of the Company since August 2000 and previously was a director from December 1999 to March 2000. Mr. Thomas has been a Managing Partner of Thomas, McNerney & Partners, LLC, a private equity investment partnership focused on the health care industry, since 2001. He was a member of Warburg Pincus LLC, a private investment firm, from 1989 to 2000, where he served as a Managing Director. Mr. Thomas is a director of Transkaryotic Therapies, Inc. and The Medicines Company, Inc., both publicly held companies.

      Thomas E. Timbie. Mr. Timbie, age 45, has been a director of the Company since 2000. He has been the President of Timbie & Company, LLC, a financial consulting firm that he founded, since 2000.

Mr. Timbie was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical device market, during 2000. He was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc. from 1996 to 1999. Mr. Timbie is a director of American Medical Systems Holdings, Inc., Indus International, Inc., and Medical Staffing Network Holdings, Inc., all public companies.

      Elizabeth H. Weatherman. Ms. Weatherman, age 43, has been a director of the Company since 1999. She is a Managing Director and member of Warburg Pincus LLC where she has been a member of the health care group since 1988. Ms. Weatherman is responsible for Warburg Pincus LLC’s medical device investment activities. She is a director of American Medical Systems Holdings, Inc., Kyphon Inc., and Micro Therapeutics, Inc., all publicly held companies, as well as several privately held medical device companies.

Board of Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE SIX NOMINEES FOR DIRECTOR LISTED ABOVE. Each proxy solicited on behalf of the Board of Directors will be voted FOR the election of the six director nominees unless the stockholder instructs otherwise in the proxy.

How does the Board of Directors operate?

      The Board of Directors holds meetings on a regular quarterly basis and on other occasions when required by special circumstances. The Board of Directors delegates certain of its functions to its standing Executive Committee, Audit Committee, and Compensation Committee which are described below.

      Executive Committee. The Executive Committee has the authority to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors, subject to such restrictions or limitations as the Board of Directors may specify from time to time or as limited by the Delaware General Corporation Law. The Executive Committee is composed of four directors who are appointed by the Board of Directors. The current members of the Executive Committee are James T. Treace (chairman), F. Barry Bays, Richard B. Emmitt, and Elizabeth H. Weatherman.

      Audit Committee. The Audit Committee provides assistance to the Board of Directors in monitoring and overseeing the integrity of the Company’s financial statements and related disclosures, the qualifications, independence and performance of the Company’s independent auditor, the performance of the Company’s internal auditing function, and the Company’s compliance with applicable legal requirements and its business conduct policies. The Audit Committee is composed of three directors who are appointed by the Board of Directors. The current members of the Audit Committee are Thomas E. Timbie (chairman), Richard B. Emmitt, and James E. Thomas. Messrs. Timbie and Emmitt are independent under the applicable listing standards of the National Association of Securities Dealers (the “NASD”). Mr. Thomas, who currently does not qualify as being independent due to his past affiliation with Warburg Pincus, was appointed to the Audit Committee pursuant to an exception contained in the NASD’s listing standards. The Board of Directors found that it was in the best interests of the Company and its stockholders that Mr. Thomas serve as a member of the Audit Committee due to his accounting and financial experience. The Board of Directors has adopted a written charter, which was amended and restated on March 13, 2003, setting forth the Audit Committee’s authority and responsibilities. A copy of the Audit Committee’s charter is attached as Exhibit A to this Proxy Statement.

      Compensation Committee. The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to the Board of Directors concerning executive officer and director compensation. The Compensation Committee is composed of three directors who are appointed by the Board of Directors. The current members of the Compensation Committee are James T. Treace (chairman), James E. Thomas, and Elizabeth H. Weatherman.

Audit Committee Report

      Management is responsible for the Company’s accounting and financial reporting processes and for preparing the Company’s consolidated financial statements. KPMG LLP, the Company’s independent auditor, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion of the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility in this context is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.

      In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2002, with management and KPMG. Management and KPMG represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2002, were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (“SAS”) Nos. 61, 89 and 90 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 61, 89 and 90 set forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

      The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit Committee all relationships between the auditor and the Company that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with KPMG its independence and considered in advance whether the provision of any non-audit services by KPMG is compatible with maintaining their independence.

      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that KPMG is in fact independent.

      Based on the reviews and discussions of the Audit Committee described above, in reliance on the unqualified opinion of KPMG dated February 10, 2003, regarding the Company’s audited consolidated financial statements as of and for the year ended December 31, 2002, and subject to the limitations on the responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter (a copy of which is attached as Exhibit A), the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that such financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

Submitted by,

The Audit Committee of
the Board of Directors of
Wright Medical Group, Inc.

Thomas E. Timbie (Chairman)
Richard B. Emmitt
James E. Thomas

How often did the Board of Directors and its committees meet in 2002?

      The Board of Directors met seven times and took action by unanimous written consent three times in 2002. The Executive Committee did not meet in 2002. The Audit Committee met nine times in 2002. The Compensation Committee met two times and took action by unanimous written consent three times in 2002. Each director attended more than 75% of the total number of meetings of the Board of Directors and its committees on which he or she served in 2002.

How are directors nominated?

      The Board of Directors does not have a nominating committee. Nominations for election as a director of the Company may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or any stockholder entitled to vote for the election of directors. As required by the Company’s bylaws, stockholder nominations for election to the Board of Directors must be made by written notice delivered to the Secretary of the Company in a timely manner and must identify the nominee by name and provide pertinent information concerning his or her background and experience.

      The Company is a party to a stockholders agreement entered into on December 7, 1999, with its then current stockholders. The stockholders agreement provides that for as long as Warburg, Pincus Equity Partners, L.P. and three affiliated partnerships (“Warburg Pincus”) beneficially owns at least 20% of the outstanding shares of the Company’s capital stock, the Company is obligated to nominate and use its best efforts to have two individuals designated by Warburg Pincus elected to the Board of Directors. As of March 31, 2003, Warburg Pincus beneficially owned 14,342,609 shares of common stock representing 43.4% of the outstanding shares, thus giving it the right under the stockholders agreement to designate two persons to serve as directors of the Company. As a designee of Warburg Pincus, Elizabeth H. Weatherman currently serves as a director of the Company and has been nominated for re-election at the meeting. Warburg Pincus has not informed the Company that it intends to designate a second person to be nominated for election as a director of the Company.

How are directors compensated?

      The Company compensates its non-employee and non-stockholder representative directors for their service in such capacity with an annual cash fee of $12,000. The Company also pays supplemental cash compensation of $38,000 per year to the Chairman of the Board (James T. Treace) and $18,000 per year to the Chairman of the Audit Committee (Thomas E. Timbie) in recognition of the additional responsibilities attendant to such positions. Directors who are also employees of the Company (F. Barry Bays) or who represent one of the Company’s stockholders (Richard B. Emmitt and Elizabeth H. Weatherman) are not separately compensated for their service as directors. Directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors also are eligible to receive discretionary grants of equity-based awards under the Company’s Amended and Restated 1999 Equity Incentive Plan. No such awards were granted to the directors in 2002, although Mr. Bays, in his capacity as the Company’s Chief Executive Officer, received a stock option for the purchase of 75,000 shares of common stock as more fully described in “Executive Officers and Executive Compensation — Stock Option Grants in 2002.”

Compensation Committee Interlocks and Insider Participation

      James T. Treace, James E. Thomas, and Elizabeth H. Weatherman served as members of the Compensation Committee of the Board of Directors during 2002. None of such persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during 2002 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee of the Board of Directors.

      In March 2002, in a secondary public offering of common stock by the Company and certain selling stockholders, Warburg Pincus sold 1,927,196 shares of voting common stock (including 450,000 shares upon the exercise of the underwriters’ over-allotment option) at the public offering price of $15.40 per share less an underwriting discount of $.8085 per share, resulting in net proceeds to Warburg Pincus of $28,120,680. Following the closing of the secondary offering, Warburg Pincus converted all its shares of non-voting common stock into shares of voting common stock. As of March 31, 2003, Warburg Pincus, the Company’s largest stockholder, beneficially owned 14,342,609 shares of voting common stock representing 43.4% of the outstanding shares. There are no longer any outstanding shares of non-voting common stock. Elizabeth H. Weatherman, a director of the Company, is a Managing Director and member of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co. James E. Thomas, a director of the Company, is a former Managing Director and member of Warburg Pincus LLC. Warburg, Pincus & Co. is the sole general partner of Warburg Pincus, and Warburg Pincus LLC manages Warburg Pincus.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO

AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN

Introduction

      The Company’s Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”) originally was adopted by the Board of Directors and approved by the stockholders on December 7, 1999, and subsequently was amended and restated on July 6, 2001. Under the Equity Incentive Plan, the Company is authorized to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses to the employees (including executive officers), directors, and consultants of the Company and its subsidiaries. The purpose of the Equity Incentive Plan is to provide a means for the Company to attract able persons to become and remain employees and directors of and consultants to the Company and its subsidiaries by providing them with long-term, equity-based incentive compensation. The objectives of the Equity Incentive Plan are to strengthen the commitment of employees, directors, and consultants to the welfare of the Company and to promote an identity of interest between them and the Company’s stockholders.

      The Company is authorized to grant equity-based awards under the Equity Incentive Plan for up to 4,767,051 shares of common stock. At December 31, 2002, the Company had granted stock options and stock bonuses to approximately 400 employees (including independent sales distributors and representatives) and directors. The Company thus far has not granted any stock appreciation rights, restricted stock, phantom stock units, or performance share units under the Equity Incentive Plan. At December 31, 2002, an aggregate of 488,550 shares of common stock had been issued pursuant to option exercises, options to purchase a total of 3,287,712 shares of common stock were outstanding, the Company had issued 69,688 shares of common stock as stock bonuses, and the Company had paid cash in an amount equivalent to 52,351 shares of common stock to the recipients of the stock bonuses to offset the tax consequences thereof. As a result, at December 31, 2002, there were 868,750 remaining shares of common stock available for future awards under the Equity Incentive Plan.

      The Compensation Committee of the Board of Directors has reviewed the Equity Incentive Plan and has concluded that in the near future there will not be a sufficient number of shares of common stock available for future awards in order to enable the Company to continue to achieve its objectives. To facilitate the continued achievement of these objectives, on March 25, 2003, the Compensation Committee adopted an amendment to the Equity Incentive Plan increasing the number of shares of common stock available for awards thereunder by 2,000,000 shares to a total of 6,767,051 shares. The effectiveness of the amendment to the Equity Incentive Plan is subject to its approval by the Company’s stockholders in a manner that complies with all applicable laws and regulations as well as the rules of the Nasdaq Stock Market on which the common stock is listed.

Summary of Proposed Amendment

      If approved by the stockholders, the amendment will increase the maximum number of shares of common stock for which the Company may grant awards under the Equity Incentive Plan by 2,000,000 shares from 4,767,051 to 6,767,051 shares. The new shares represent a 42% increase in the number of authorized shares under the Equity Incentive Plan, but constitute only 6% of the 32,712,374 shares of common stock that were outstanding on December 31, 2002. Based on the Company’s current compensation policies, the new 2,000,000 shares, together with the existing 868,750 shares at December 31, 2002, are expected to provide the Company with a sufficient number of available shares of common stock under the Equity Incentive Plan for the Company to make awards to eligible persons during the foreseeable future. If approved by the stockholders, the amendment to the Equity Incentive Plan will become effective as of May 13, 2003, the date of the meeting.

Summary of Equity Incentive Plan

      The following is a summary of the detailed provisions of the Equity Incentive Plan as proposed to be amended to increase the shares of common stock available for awards thereunder. The statements contained herein are qualified in their entirety by reference to the Second Amended and Restated 1999 Equity Incentive Plan which sets forth the Equity Incentive Plan as so amended, a copy of which is attached as Exhibit B to this Proxy Statement.

      General. The Equity Incentive Plan authorizes the Company to grant to eligible persons the following types of equity-based awards: options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”); options to purchase common stock that do not qualify as incentive stock options under the Code, which are also referred to as “nonqualified options”; stock appreciation rights, which are also called “SARs”; shares of restricted stock that are subject to certain transferability and forfeiture restrictions that lapse after specified restricted periods; phantom stock units; performance share units; and stock bonuses.

      Eligible Persons. Approximately 500 non-union employees (including independent sales distributors and representatives) and directors of and consultants to the Company and its related entities are eligible to receive equity-based awards under the Equity Incentive Plan. Under present law, incentive stock options may be granted only to employees.

      Shares Available. Upon the effectiveness of the proposed amendment, the maximum number of shares of common stock subject to all awards granted under the Equity Incentive Plan will be 6,767,051 shares. In addition, the maximum number of shares of common stock with respect to which any one person may be granted options or SARs during any one year is 200,000 shares. The awards granted under the Equity Incentive Plan and the foregoing share limitations are subject to equitable adjustment or substitution, as determined by the Compensation Committee in its sole discretion, in the event of certain changes in the Company’s outstanding shares of common stock or its capital structure resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization. In the event that any option, SAR, restricted stock, phantom stock unit, or performance share unit expires or is surrendered, terminated, or forfeited, the shares of common stock no longer subject to such award will be released and thereafter available for new awards to be granted under the Equity Incentive Plan.

      Administration. The Compensation Committee of the Board of Directors is authorized to administer the Equity Incentive Plan. The Compensation Committee has the authority, subject to the provisions of the Equity Incentive Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the administration of the Equity Incentive Plan as it may deem necessary or advisable. The Compensation Committee has the power, subject to the provisions of the Equity Incentive Plan, to select the eligible persons to participate in the Equity Incentive Plan; determine the nature and extent of the awards to be made to each participant; determine the time when awards will be made to participants; establish the performance goals and determine the period of time within which performance is measured with respect to performance share units; determine the period of time during which shares of restricted stock are subject to restrictions; determine the conditions for the payment of awards; and prescribe the forms of agreements and documents evidencing the awards.

          Types of Equity-Based Awards

           Stock Options. The Compensation Committee may grant awards of stock options to eligible persons under the Equity Incentive Plan. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its related entities. The Compensation Committee may set the exercise price of stock options, provided that the exercise price of incentive stock options is not less than the fair market value of the underlying common stock on the date of grant. Stock options will vest and become exercisable in such a manner and on such date or dates as are determined by the Compensation Committee. The stock options will expire after a period not exceeding ten years from the date of grant, as determined by the Compensation Committee, subject to earlier termination in the event that the participant’s employment or service with the Company or a related entity ceases before the end of the option period. If an incentive stock option is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of the Company’s stock, the option period may not exceed five years and the exercise price may not be less than 110% of the fair market value of the underlying common stock on the date of grant. Each stock option is to be evidenced by a stock option agreement containing such provisions, consistent with the Equity Incentive Plan, as are determined by the Compensation Committee.

           Stock Appreciation Rights. The Compensation Committee may grant awards of stock appreciation rights to eligible persons, alone or in tandem with stock options, pursuant to the Equity Incentive Plan. A SAR confers on the participant the right to receive the value equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price of the SAR. The Company may pay an exercised SAR’s excess value in the form of cash, shares of common stock, or a combination of both as determined by the Compensation Committee. If, on the day that an unexercised SAR is scheduled to expire, the fair market value of the common stock exceeds the exercise price of the SAR, the SAR will be deemed to have been exercised by the participant on such last day, and the Company will make the appropriate payment therefor. Each SAR is to be subject to such terms and conditions as are imposed by the Compensation Committee and are not inconsistent with the Equity Incentive Plan.

           Restricted Stock. The Compensation Committee may grant awards of restricted stock to eligible persons under the Equity Incentive Plan. Upon the award of the restricted stock, the Company issues a stock certificate registered in the participant’s name, evidencing the restricted stock, and bearing an appropriate legend and either delivers it to the participant or deposits it in escrow pending the expiration of the restrictions. The participant’s rights to the restricted stock are subject to certain transferability and forfeiture restrictions during a restricted period which commences on the date of grant of the restricted stock and expires from time to time in accordance with a schedule established by the Compensation Committee. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder as to the restricted stock, including the right to vote the restricted stock and to receive dividends thereon. Upon the expiration of the restricted period, the restrictions are of no further force or effect with respect to the restricted stock, and any escrowed stock certificate evidencing the restricted stock is delivered to the participant. Each restricted stock award is to be evidenced by an agreement between the Company and the participant setting forth the applicable restrictions.

           Phantom Stock Units. The Compensation Committee may grant awards of phantom stock units to eligible persons pursuant to the Equity Incentive Plan. A phantom stock unit is a hypothetical investment equal to one share of common stock. The Company does not issue any shares of common stock when a phantom stock unit award is made, and the participant is not considered a stockholder of the Company; however, the participant is entitled to receive an amount of cash equal to the cash dividend that the Company pays on a share of common stock for each phantom stock unit then credited to the participant’s account. The participant’s rights with respect to the phantom stock units are subject to certain forfeiture provisions during a restricted period which commences as of the date of grant of the phantom stock units and expires from time to time in accordance with a schedule established by the Compensation Committee. Upon the expiration of the restricted period, the Company delivers to the participant one share of common stock for each phantom stock unit for which the restrictions have expired and cash equal to any dividend equivalents credited with respect to each such phantom stock unit. The terms and conditions of each grant of phantom stock units are to be reflected in a written award agreement.

           Performance Share Units. The Compensation Committee is authorized to establish performance share programs and may grant awards of performance share units to eligible persons in accordance with such programs under the Equity Incentive Plan. The Compensation Committee determines the number of performance share units to be granted to each eligible person who is selected to receive such an award. At the beginning of each performance measurement period, referred to in the Equity Incentive Plan as an “award period,” the Compensation Committee establishes written performance goals based on the Company’s financial objectives for such award period and a schedule relating the accomplishment of the performance goals to the performance share units to be earned by the participants. The performance goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or any other measurement of corporate performance and may be determined on an individual basis or by categories of participants. The Compensation Committee may adjust the performance goals during the award period to account for certain events affecting the Company. At the completion of the award period, the Compensation Committee calculates the number of shares of common stock earned with respect to each participant’s performance share unit award by multiplying the number of performance share units granted to the participant by a performance factor representing the degree of attainment of the performance goals. Payment of earned performance share units is made in the form of shares of common stock or, at the Compensation Committee’s discretion, cash if requested by the participant.

           Stock Bonuses. The Compensation Committee may issue unrestricted shares of common stock to eligible persons pursuant to the Equity Incentive Plan. The Compensation Committee may grant the stock awards as or in payment of a bonus to the participant, to provide incentives for the participant, or to recognize the participant’s special achievements or contributions.

      Transferability. A participant’s interest in and rights under the Equity Incentive Plan, including amounts receivable on account of the equity-based awards granted thereunder, may not be sold, assigned, donated, transferred, or otherwise disposed of, and may not be mortgaged, pledged or encumbered, except in the event of a participant’s death to a designated beneficiary to the extent permitted in the Equity Incentive Plan, or by will or the laws of descent and distribution in the absence of any such designation. The Compensation Committee, however, may allow for the transfer of awards other than incentive stock options to other persons or entities.

      Change of Control Provisions. Under the Company’s standard agreements covering stock option grants, if the Company experiences a change of control, all the then unvested options will automatically vest and be fully exercisable and will remain so exercisable in accordance with the terms of the option agreement. For purposes of the option agreements, a “change of control” is defined as any of the following events:

•	the acquisition by any individual, entity, or group of beneficial ownership of 50% or more (on a fully diluted basis) of either (1) the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, or (2) the combined voting power of the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors, unless the acquisition (a) is pursuant to an initial public offering by the Company or (b) is effected by the Company, any affiliate of the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

•	the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all the assets of the Company, unless, following the transaction, (1) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, and the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors immediately prior to the transaction continue to beneficially own more than 60%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities that are entitled to vote generally in the election of directors of the corporation resulting from the transaction (the “new entity”) in substantially the same ownership proportions as prior to the transaction; (2) no unrelated party beneficially owns, directly or indirectly, (a) 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the new entity, taking into account certain share equivalents, or (b) 50% or more of the combined voting power of the outstanding voting securities of the new entity, except in each case to the extent that such ownership existed prior to the transaction; and (3) at least a majority of the members of the board of directors of the new entity were incumbent members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for the transaction.

•	the sale of at least 80% of the Company’s assets to an unrelated party or the completion of a transaction having a similar effect;

•	the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company; or

•	the individuals who constitute the Board of Directors of the Company on the date of the employment agreement, and any other individual who becomes a member of the Board of Directors after the date of the agreement and whose election or nomination was approved by a vote of at least two-thirds of the Company’s then current directors, thereafter cease to constitute at least a majority of the Board of Directors.

      Amendment and Termination. The Board of Directors may terminate the Equity Incentive Plan at any time. The Board of Directors or the Compensation Committee may amend or suspend and, if suspended, reinstate the Equity Incentive Plan in whole or in part at any time and from time to time.

Federal Income Tax Consequences

      The following is a summary of the material anticipated United States federal income tax consequences of the Equity Incentive Plan to the Company and the participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

      Stock Options. The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except that the alternative minimum tax may apply) and the Company will receive no deduction. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages.

      The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

      Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant at the time of the award. Upon exercising the SAR, the participant will recognize ordinary income in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. The Company will be entitled to a deduction for the same amount. The participant’s income is subject to withholding tax as wages. Upon a disposition of shares of common stock acquired through the exercise of the SAR, the participant may recognize gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to the Company in connection with the disposition of shares of common stock acquired under an SAR.

      Restricted Stock. An award of shares of common stock that is limited in terms of transferability and is subject to a substantial risk of forfeiture — i.e., restricted stock — will not result in taxable income to the participant at the time of the grant. Prior to the lapse of either of the restrictions on the restricted stock, any dividends received on such shares will be treated as ordinary compensation income to the participant. Upon the lapse of either of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses.

      Alternatively, within 30 days after receipt of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions. If the Section 83(b) election is made, the participant will not recognize income at the time that the restrictions actually lapse. For purposes of determining the period of time that the participant holds the restricted stock, the holding period begins on the award date when a participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary income. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

      The Company will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

      Phantom Stock Units. The grant of a phantom stock unit will not result in taxable income to the participant at the time of the grant. Further, the participant will have no taxable income upon lapse of the restrictions. At the time that the Company makes payment with respect to the phantom stock unit, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. The Company will be entitled to a deduction at the time of payment in an amount equal to such income.

      Performance Share Units. The grant of a performance share unit will not result in taxable income to the participant at the time of the grant. At the time that the Company makes payment with respect to the performance share units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. The Company will be entitled to a deduction at the time of payment in an amount equal to such income.

      Stock Bonuses. A participant who receives a stock bonus will recognize ordinary income upon receipt of the stock in an amount equal to the fair market value of the stock on the date of grant. The Company will be entitled to a deduction at the time of grant in an amount equal to such income.

      Effect of Section 162(m) of the Code. Section 162(m) of the Code limits to $1 million per person the annual amount that the Company may deduct for compensation paid to any of its most highly compensated employees. Compensation excluded from this limit is compensation payable as a result of the attainment of performance goals. To qualify as performance-based compensation, the Equity Incentive Plan and the awards made thereunder must meet certain requirements. For example, options and SARs granted with an exercise price not less than the fair market value of the underlying shares of common stock are considered performance-based compensation, so long as the Equity Incentive Plan and the option or SAR meet certain requirements, because the amount of compensation is attributable to an increase in the price of the common stock. Restricted stock awards may or may not qualify as performance-based compensation, depending on whether the vesting of the restricted stock is based on the attainment of performance-based goals. The Company’s policy is to grant awards meeting the requirements of Section 162(m) and applicable regulations to its most highly compensated employees.

Common Stock Price

      The last sale price of the Company’s common stock on March 31, 2003, as reported by the Nasdaq National Market, was $17.52 per share.

Award Grants

      Past Award Grants. The table below sets forth information regarding the number of equity-based awards, all of which are stock options, that have been made under the Equity Incentive Plan as of December 31, 2002, to (1) each of the Company’s executive officers who are named in the Summary Compensation Table, (2) all current executive officers as a group, (3) all current directors who are not executive officers as a group, and (4) all employees who are not executive officers as a group. There is no separate disclosure with respect to director nominees, because all of them currently are directors of the Company whose information is already shown in the table. There is no applicable disclosure to be made with regard to any associate of the Company’s current directors, director nominees, and executive officers or any other recipient of 5% or more of the stock options.

Number of Shares of Common
Name or Category	Stock Underlying Options

F. Barry Bays	802,273
President and Chief Executive Officer
John K. Bakewell	119,091
Executive Vice President and Chief Financial Officer
Brian T. Ennis	85,000
President — International
Jack E. Parr, Ph.D.	72,110
Executive Vice President and Chief Scientific Officer
Robert W. Churinetz	76,110
Senior Vice President — Global Operations
All current executive officers as a group	1,438,809
All current directors who are not executive officers as a group	276,362
All employees who are not executive officers as a group	2,474,591

      Future Award Grants. The granting of equity-based awards under the Equity Incentive Plan is at the discretion of the Compensation Committee. On March 25, 2003, the Compensation Committee made annual grants of options to purchase shares of common stock under the Equity Incentive Plan to the following persons and groups of persons shown in the preceding table: Mr. Bays — 50,000 shares; Mr. Bakewell — 20,000 shares; Mr. Ennis — 20,000 shares; Dr. Parr — 12,500 shares; Mr. Churinetz — 20,000 shares; all current executive officers as a group — 202,500 shares; and all employees who are not executive officers as a group — 354,810 shares. The Compensation Committee, however, has not yet determined any further awards that will be granted under the Equity Incentive Plan, as it is proposed to be amended, to the persons and groups of persons identified in the table. In addition, if the Equity Incentive Plan, as so amended, had been in effect in 2002, such persons and groups of persons would not have received awards that were any different in type or amount than those that they actually received in 2002. See “Executive Officers and Executive Compensation — Stock Option Grants in 2002” for information regarding the stock options granted in 2002 to the Company’s executive officers named in the Summary Compensation Table.

Equity Compensation Plan Information

      The table below sets forth information regarding the securities to be issued and the securities remaining available for issuance under the Company’s equity-based incentive plans as of December 31, 2002.

Number of Shares of
Common Stock
	Number of Shares of Common	Weighted-Average	Remaining Available
	Stock to be Issued Upon	Exercise Price of	for Future Issuance
	Exercise of Outstanding	Outstanding Options,	Under Equity
Plan Category	Options, Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	3,647,612	$7.26	1,063,068
Equity compensation plans not approved by security holders	—	—	—

Total	3,647,612	$7.26	1,063,068

      The Company’s stockholders have approved the following equity compensation plans: the Equity Incentive Plan; the common stock purchase warrants issued in connection with the Company’s recapitalization in December 1999 (the “Warrants”); and the Company’s 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”).

      As described above, the Company is authorized under the Equity Incentive Plan to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses to the employees (including executive officers), directors, and consultants of the Company and its subsidiaries. The Company is authorized to grant awards under the Equity Incentive Plan for up to 4,767,051 shares of common stock, subject to an increase of 2,000,000 shares as contemplated in the proposed amendment. The Company thus far has granted only stock options and stock bonuses under the Equity Incentive Plan. At December 31, 2002, an aggregate of 488,550 shares of common stock had been issued pursuant to option exercises, options to purchase a total of 3,287,712 shares of common stock were outstanding, the Company had issued 69,688 shares of common stock as stock bonuses, and the Company had paid cash in an amount equivalent to 52,351 shares of common stock to the recipients of the restricted stock to offset the tax consequences thereof. As a result, at December 31, 2002, there were 868,750 remaining shares of common stock available for future awards under the Equity Incentive Plan.

      In December 1999, in connection with the recapitalization of the Company, the Company issued to its stockholders Warrants to purchase a total of 727,276 shares of common stock at an exercise price of $4.35 per share. The Warrants are exercisable at any time after issuance and expire ten years from the date of issuance. At December 31, 2002, Warrants to purchase an aggregate of 367,376 shares of common stock had been exercised, and there were outstanding Warrants to purchase a total of 359,900 shares of common stock.

      The Stock Purchase Plan authorizes the Company to issue shares of common stock to its eligible employees. The Stock Purchase Plan divides the calendar year into two six-month plan periods, one beginning on January 1 and ending on June 30, and the other beginning on July 1 and ending on December 31. Under the Stock Purchase Plan, a participant can choose each plan period to have up to 5% of his or her annual base earnings up to $5,000 withheld to purchase shares of common stock. The purchase price of the common stock is equal to 85% of the lower of its beginning-of-period or end-of-period market price. The Company is authorized to issue up to 200,000 shares of common stock under the Stock Purchase Plan. At December 31, 2002, the Company had issued 5,682 shares of common stock to employees, leaving 194,318 shares of common stock available for future issuance under the Stock Purchase Plan.

Board of Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EQUITY INCENTIVE PLAN TO INCREASE BY 2,000,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER. Each proxy solicited on behalf of the Board of Directors will be voted FOR the approval of the amendment to the Equity Incentive Plan unless the stockholder instructs otherwise in the proxy.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Introduction

      KPMG LLP audited the Company’s consolidated financial statements as of and for the year ended December 31, 2002, and has served as the Company’s independent auditor since May 10, 2002. The Audit Committee of the Board of Directors has appointed KPMG as the Company’s independent auditor for the year ending December 31, 2003. Although not required by law, regulation, or the rules of the Nasdaq Stock Market, the Board of Directors has determined, as a matter of good corporate governance, to submit to the stockholders the ratification of KMPG as the Company’s independent auditor for 2003.

Audit and Non-Audit Services

      In addition to the audit engagement, KPMG provided certain non-audit services to the Company in 2002. The following table presents information regarding the fees billed by KPMG for certain categories of professional services provided to the Company in 2002:

Fees	2002

Audit Fees for the audit of annual financial statements and the review of financial statements included in the quarterly reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements	$502,032
Audit-Related Fees	—
Tax Fees primarily for the review and/or preparation of tax returns for the Company and its subsidiaries	72,769
All Other Fees	—

Total	$574,801

      The Audit Committee has reviewed all non-audit services provided by KPMG in 2002 and concluded that the provision of such services was compatible with maintaining KPMG’s independence in the conduct of its auditing functions. KPMG did not provide any professional services to the Company in 2001.

      The Audit Committee has adopted a policy with respect to the pre-approval of all audit and non-audit services provided by the Company’s independent auditor to the Company or any of its subsidiaries.

Presence at Meeting

      Representatives of KPMG are expected to be present at the meeting. They will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2003. Each proxy solicited on behalf of the Board of Directors will be voted FOR the ratification of the appointment of the independent auditor unless the stockholder instructs otherwise in the proxy. If the stockholders do not ratify the appointment, the matter will be reconsidered by the Audit Committee and the Board of Directors.

Prior Independent Auditor

      As previously disclosed, on May 10, 2002, the Board of Directors, upon the recommendation of the Audit Committee, decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent auditor, and engaged KPMG to serve as the Company’s independent auditor for the year ending December 31, 2002.

      Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Andersen’s unqualified report on the Company’s audited consolidated financial statements as of and for the year ended December 31, 2001, was issued in conjunction with the publication of the Company’s 2001 Annual Report and the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2001.

      During the years ended December 31, 2001 and 2000, and the subsequent interim period through May 10, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the years ended December 31, 2001 and 2000, or the subsequent interim period through May 10, 2002.

      The Company provided Andersen with a copy of the foregoing disclosures and attached a copy of Andersen’s letter to the Securities and Exchange Commission dated May 10, 2002, stating Andersen’s agreement with such statements as Exhibit 16.1 to the current report on Form 8-K that the Company filed on May 13, 2002.

      During the years ended December 31, 2001 and 2000, and the subsequent interim period through May 10, 2002, the Company did not consult KPMG regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers and Other Senior Management

      Set forth below is certain information concerning the executive officers and other senior management of the Company.

Name	Age	Position(s)

F. Barry Bays	56	President and Chief Executive Officer
John K. Bakewell	41	Executive Vice President and Chief Financial Officer
Brian T. Ennis	48	President — International
Jack E. Parr, Ph.D.	63	Executive Vice President and Chief Scientific Officer
Robert W. Churinetz	51	Senior Vice President — Global Operations
R. Glen Coleman	48	Senior Vice President — Marketing
Jason P. Hood	38	Vice President, General Counsel, and Secretary
Jeffrey G. Roberts	44	Vice President — Research and Development
John R. Treace	58	Vice President — U.S. Sales
Warren O. Haggard, Ph.D.	46	Vice President — Research
Karen L. Harris	41	Vice President — International Sales and Distribution
Joyce B. Jones	49	Vice President and Treasurer
John T. Treace	31	Vice President — Biologics and Extremity Marketing

      F. Barry Bays has been the President and Chief Executive Officer and a director of the Company since 2000. He has 38 years of experience in the medical device industry. Mr. Bays was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc. and Xomed Surgical Products, Inc. from 1996 to 2000. Medtronic, Inc. acquired Xomed Surgical Products, Inc., the leader in the market for surgical products used by ear, nose, and throat (ENT) surgeons, in 1999 and thereafter changed its name to Medtronic Xomed, Inc. He was the Vice President and Chief Operating Officer and a director of TreBay Medical Corp., a developer and manufacturer of ENT sinus endoscopy products, from 1993 to 1996. Mr. Bays was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993, and was the Senior Vice President and Chief Operating Officer of Concept, Inc. from 1981 to 1990. Bristol-Myers Squibb Company acquired Concept, Inc., a leading orthopaedic arthroscopy business, in 1990 and thereafter changed its name to Linvatec Corporation.

      John K. Bakewell has been the Executive Vice President and Chief Financial Officer of the Company since 2000. He was the Chief Financial Officer and Vice President of Finance and Administration of Altra Energy Technologies, Inc., a software and e-commerce solutions provider to the energy industry, from 1998 to 2000. Mr. Bakewell was the Vice President of Finance and Administration and Chief Financial Officer of Cyberonics, Inc., a publicly held medical device manufacturer, from 1993 to 1998. He was the Chief Financial Officer of ZEOS International Ltd., a publicly held manufacturer and direct marketer of personal computers and related products, from 1990 to 1993. Mr. Bakewell is a certified public accountant.

      Brian T. Ennis has been the President — International of the Company since 2001. He has 20 years of experience in the medical device industry. Mr. Ennis held several management positions with Stryker Corporation from 1988 to 2000, including service as Director of Marketing of Stryker Medical, Vice President and General Manager of Stryker Medical Europe, Vice President and General Manager of Stryker United Kingdom, and Vice President of MedSurg Marketing for Stryker Europe, Africa, and Middle East. He was employed by C.R. Bard Corporation from 1982 to 1988, serving in progressively higher sales and marketing positions culminating as a Group Product Manager for the Bard Urological division.

      Jack E. Parr, Ph.D., has been the Executive Vice President and Chief Scientific Officer of the Company since 1998. He previously served the Company as Vice President — Research and Development from 1993 to 1998. Dr. Parr has 23 years of experience in the orthopaedic medical device industry and holds 16 U.S.

patents. He is a member of the American Academy of Orthopaedic Surgeons, a director and past president of the Society of Biomaterials, a director of the American Society for Testing and Materials, and a member of several other professional associations.

      Robert W. Churinetz has been the Senior Vice President — Global Operations of the Company since 2001. He previously served the Company as Vice President — Quality and Regulatory Affairs from 1993 to 1998, Vice President — Operations from 1998 to 2000, and Vice President — Global Operations from 2000 to 2001. Mr. Churinetz has 26 years of experience in the medical device industry. Mr. Churinetz was employed by United States Surgical Corporation from 1976 to 1993 in various positions of increasing responsibility, ultimately serving as the Senior Director of Corporate Quality Functions.

      R. Glen Coleman has been the Senior Vice President — Marketing of the Company since 2001. He was the Vice President of Marketing for Medtronic Xomed, Inc. and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. Mr. Coleman held several management positions at Linvatec Corporation from 1983 to 1996, including service as Vice President of Global Marketing during 1996, Vice President of Sales from 1993 to 1996, Vice President and General Manager of the Concept Division from 1991 to 1993, and Vice President of Research and Development from 1989 to 1991.

      Jason P. Hood has been a Vice President of the Company since April 2002 and its General Counsel and Secretary since 1998. He previously served the Company as Corporate Counsel during 1998. Mr. Hood was an attorney with Sedgwick Noble Lowndes, an international employee benefits consulting firm, from 1997 to 1998. He was associated with the law firm of Glankler Brown, PLLC from 1994 to 1997, where he concentrated his practice in employment law and general civil litigation. Mr. Hood is licensed to practice law in the State of Tennessee.

      Jeffrey G. Roberts has been the Vice President — Research and Development of the Company since 2000. He joined the Company earlier in 2000 as Vice President — Product Development. Mr. Roberts has 19 years of experience in the medical device industry and has been involved in the design, development, and manufacture of many orthopaedic devices, implants, and instruments for both total joint and arthroscopic applications. From 1996 until 2000, he was employed by Aquarius Medical Corporation, a medical device start-up company that was acquired by Kobayashi Pharmaceutical Ltd. of Japan, where he served in various positions of responsibility, including Vice President of Research and Development. Mr. Roberts was President of Arthrotek, Inc., a subsidiary of Biomet Inc., from 1994 to 1996. He held various technical positions, including Vice President of Research and Development, with Linvatec Corporation from 1988 to 1994.

      John R. Treace has been the Vice President — U.S. Sales of the Company since 2000. He was Vice President of U.S. Sales for Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. Mr. Treace was Vice President of Sales and Marketing of TreBay Medical Corp. from 1995 to 1996. He is the brother of James T. Treace, the Company’s Chairman of the Board, and the father of John T. Treace, its Vice President — Biologics and Extremity Marketing.

      Warren O. Haggard, Ph.D., has been the Vice President — Research of the Company since 1998. He joined the Company in 1993 as the Manager of Small Joint Implant Product Development and has held various positions of increasing responsibility since then. Dr. Haggard was employed by Dow Corning Wright, a predecessor company, from 1985 to 1991, where he served initially as a Product Development Engineer and later as a Project Engineer. He worked at Union Carbide Corporation as a material scientist from 1982 to 1985.

      Karen L. Harris has been the Vice President — International Sales and Distribution of the Company since 1998. She joined the Company in 1997 as Vice President — European Business Development. Ms. Harris was employed by MicroAire Surgical Instruments, Inc. from 1990 to 1997, where she held various positions of increasing responsibility and ultimately was Director of International Sales and Marketing.

      Joyce B. Jones has been the Vice President and Treasurer of the Company since April 2002. She joined the Company in 1989 as Manager of General Accounting and since then has been promoted to various positions of increasing responsibility in accounting and finance, most recently serving as Vice President — Finance and Controller from 1998 to April 2002. Ms. Jones has 19 years of experience in the medical device industry. She was the Corporate Controller of Insituform Technologies, Inc. a publicly held provider of specialized pipeline rehabilitation technologies and services, from 1986 to 1989.

      John T. Treace has been the Vice President — Biologics and Extremity Marketing of the Company since January 2003. He joined the Company in 2001 as Senior Director — Biologics Marketing. Mr. Treace was Director of Marketing for Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He was Director of Marketing of TreBay Medical Corp. from 1994 to 1996. Mr. Treace is the son of John R. Treace, the Company’s Vice President — U.S. Sales, and the nephew of James T. Treace, its Chairman of the Board.

Compensation Committee Report on Executive Compensation

      Overview. The Compensation Committee of the Board of Directors administers the Company’s executive compensation program. The Compensation Committee is responsible for making decisions with respect to the compensation of the Company’s executive officers, including the Chief Executive Officer. In making decisions regarding executive compensation, the Compensation Committee has attempted to implement a policy that serves the financial interests of the Company’s stockholders while providing appropriate incentives to its executive officers.

      Compensation Philosophy. The Company’s executive compensation program is designed to attract and retain high caliber executives and motivate them to achieve superior performance for the benefit of the Company’s stockholders. The Compensation Committee believes that a significant portion of executive officers’ compensation potential on an annual basis should be at risk based on the Company’s performance.
If the Company’s performance does not meet the criteria established by the Compensation Committee, incentive compensation will be adjusted accordingly.

      Compensation Program. The compensation for executive officers of the Company consists primarily of a base salary, an incentive bonus opportunity, and long-term incentive awards tied directly to the performance of the Company’s common stock. The total cash compensation (i.e., base salary plus incentive bonus) paid to the Company’s executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies primarily in the medical device industry with revenues similar to those of the Company. These components of executive compensation are discussed more fully below.

      Base Salary. The Compensation Committee determines the base salaries of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee considers the recommendations of the Chief Executive Officer with respect to the base salaries of the other executive officers of the Company. In setting all the base salaries, the Compensation Committee seeks relevant compensation information but does not rely on a specific list of companies to compare salaries. Salaries are reviewed annually, and increases are based primarily on merit according to each executive officer’s achievement of performance objectives.

      Incentive Bonus. The Company implemented a management incentive plan for its executive officers and other management employees in 2002. The incentive plan provided for the discretionary payment by the Company of an incentive bonus in the event, and to the extent, that the Company achieved certain quarterly and annual performance objectives, including those relating to the Company’s sales, operating profit, and inventory and manufacturing efficiency. Under the plan, the incentive bonuses were calculated as a percentage of the executive officer’s base salary, with the maximum percentage being 55-65% of base salary depending on the executive’s job classification. As a result of the Company’s performance in 2002 relative to the incentive plan’s objectives, the executive officers received incentive bonuses in the approximate range of 26-58% of their base salaries.

      Long-Term Incentive Awards. The Company may grant long-term, equity-based incentive awards to its executive officers under the Equity Incentive Plan. Under the Equity Incentive Plan, which is administered by the Compensation Committee, the Company may grant long-term, equity-based awards in the forms of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, the Compensation Committee determines an award that is suitable for providing an adequate incentive for the performance and retention of each executive officer. It is not intended that such awards be granted on the basis of past corporate performance or the size or amount of awards previously granted.

      The Compensation Committee’s practice has been to award stock options in order to closely align the interests of the executive officers with those of the Company’s stockholders. In 2002, the Company granted stock options to purchase a total of 162,500 shares of common stock to nine executive officers. To encourage retention, the stock options generally are granted with a vesting period over several years. The stock options granted to the executive officers in 2002 vest ratably over four years. The Compensation Committee has taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the date of grant. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the date of grant.

      Compensation of Chief Executive Officer. F. Barry Bays was the President and Chief Executive Officer of the Company in 2002. Mr. Bays has an employment agreement with the Company, which is discussed in more detail elsewhere in this Proxy Statement. Pursuant to the agreement, the Company paid Mr. Bays a base salary of $270,000 in 2002. Mr. Bays also was eligible under the Company’s management incentive plan for 2002 to receive an incentive bonus calculated as a percentage of his base salary in the event that the Company achieved certain quarterly and annual performance objectives in 2002. While his targeted bonus percentage was 50% of his base salary, Mr. Bays actually received an incentive bonus for 2002 of $156,708, or 58% of his base salary, due to the overachievement with respect to certain of the performance criteria. On March 28, 2002, the Company granted an option to purchase 75,000 shares of common stock to Mr. Bays under the Equity Incentive Plan. The exercise price of the option is $18.94 per share, which is equal to the market value of the common stock on the date of grant. The option vests ratably over four years and has a ten-year term. The Compensation Committee considers the total compensation received by Mr. Bays for 2002 to be reasonable and appropriate under the circumstances.

Submitted by,

The Compensation Committee of
the Board of Directors of
Wright Medical Group, Inc.

James T. Treace (Chairman)
James E. Thomas
Elizabeth H. Weatherman

Summary Compensation Table

      The table below sets forth summary compensation information for the Company’s Chief Executive Officer in 2002 and each of the four other most highly compensated executive officers of the Company who were serving in such capacities on December 31, 2002.

				Long-Term
				Compensation

		Annual Compensation		Shares of
				Common Stock	All Other
Name and Principal Positions	Year	Salary	Bonus	Underlying Options	Compensation

F. Barry Bays	2002	$270,000	$156,708	75,000	$15,300	(1)
President, Chief Executive Officer,	2001	270,000	109,158	109,091	240,300	(2)
and Director	2000	248,571	116,765	618,182	94,194	(3)

John K. Bakewell(4)	2002	195,700	113,570	10,000	18,000	(5)
Executive Vice President and	2001	190,000	59,089	—	97,794	(6)
Chief Financial Officer	2000	11,310	—	109,091	—

Brian T. Ennis(7)	2002	205,025	102,385	10,000	20,400	(8)
President — International	2001	94,697	—	75,000	9,801	(9)

Jack E. Parr, Ph.D.	2002	190,650	110,640	7,500	7,035	(10)
Executive Vice President	2001	183,450	74,069	23,636	8,805	(11)
and Chief Scientific Officer	2000	176,750	94,509	30,328	7,930	(12)

Robert W. Churinetz	2002	195,700	86,984	10,000	12,600	(13)
Senior Vice President —	2001	189,000	80,585	18,182	5,100	(14)
Global Operations	2000	180,000	48,851	43,273	5,100	(14)

(1)	Mr. Bays’ other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $10,200 in perquisites.

(2)	Mr. Bays’ other compensation for 2001 consisted of $225,000 to cover the loss of an excise tax and gross-up reimbursement from his previous employer, $5,100 in matching contributions under the Company’s 401(k) plan, and $10,200 in perquisites.

(3)	Mr. Bays’ other compensation for 2000 consisted of $84,844 to cover the loss of a performance bonus from a previous employer and $9,350 in perquisites.

(4)	Mr. Bakewell’s first day of employment with the Company was December 11, 2000.

(5)	Mr. Bakewell’s other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $12,900 in perquisites.

(6)	Mr. Bakewell’s other compensation for 2001 consisted of $52,500 to cover the loss of incentive compensation from a previous employer, $5,100 in matching contributions under the Company’s 401(k) plan, and $40,194 in perquisites.

(7)	Mr. Ennis’ first day of employment with the Company was July 11, 2001.

(8)	Mr. Ennis’ other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $15,300 in perquisites.

(9)	Mr. Ennis’ other compensation for 2001 consisted of $9,801 in perquisites.

(10)	Dr. Parr’s other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $1,935 in perquisites.

(11)	Dr. Parr’s other compensation for 2001 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $3,705 in perquisites.

(12)	Dr. Parr’s other compensation for 2000 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $2,830 in perquisites.

(13)	Mr. Churinetz’s other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $7,500 in perquisites.

(14)	Mr. Churinetz’s other compensation for each of 2001 and 2000 consisted of $5,100 in matching contributions under the Company’s 401(k) plan.

Stock Option Grants in 2002

     The table below sets forth information concerning the stock options grants in 2002 to the executive officers named in the Summary Compensation Table and the potential realizable value of such stock options at assumed annual rates of stock price appreciation for the ten-year terms.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
		Percentage of All			Price Appreciation
	Number of Stock	Stock Options	Exercise		for Option Term(3)
	Options Granted	Granted to	Price Per	Expiration
Name	in 2002	Employees in 2002	Share(1)	Date(2)	5%	10%

F. Barry Bays	75,000	12.20%	$18.94	3/28/2012	$712,538	$1,976,006
John K. Bakewell	10,000	1.63	18.94	3/28/2012	95,005	263,467
Brian T. Ennis	10,000	1.63	18.94	3/28/2012	95,005	263,467
Jack E. Parr, Ph.D.	7,500	1.22	18.94	3/28/2012	71,254	197,601
Robert W. Churinetz	10,000	1.63	18.94	3/28/2012	95,005	263,467

(1)	The exercise price per share of each stock option granted to the named executive officers is equal to the market value of the common stock on the date of grant.

(2)	All the stock options granted to the named executive officers were granted under the Equity Incentive Plan. The Compensation Committee, which administers the Equity Incentive Plan and the Company’s other incentive plans, has general authority to accelerate, extend, or otherwise modify the benefits under the stock options in certain circumstances within overall plan and other limitations. The Compensation Committee has no present intention to exercise that authority with respect to these stock options.

(3)	In accordance with the Securities and Exchange Commission’s rules, these dollar figures represent hypothetical gains that could be achieved for the respective stock options if they were exercised at the end of the option term. The gains are based on assumed annual rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective stock options were granted to their expiration date. They do not reflect the Company’s estimates or projections of future prices of the common stock. The gains are net of the stock option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. The actual gains, if any, realized upon stock option exercises will depend upon the future performance of the common stock, the executive’s continued employment with the Company or its subsidiaries, and the dates on which the stock options are exercised. The hypothetical gains shown in the table might not be achieved.

Stock Option Exercises and Values for 2002

      None of the executive officers named in the Summary Compensation Table exercised any stock options in 2002. The table below sets forth information concerning the number and value of their unexercised stock options at December 31, 2002.

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Stock Options at		Stock Options at
	December 31, 2002		December 31, 2002*

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

F. Barry Bays	490,908	311,365	$6,327,681	$2,779,064
John K. Bakewell	54,545	64,546	714,878	714,891
Brian T. Ennis	18,750	66,250	172,688	518,063
Jack E. Parr, Ph.D.	34,381	40,391	464,669	362,008
Robert W. Churinetz	32,000	45,274	417,905	409,163

*	In accordance with the Securities and Exchange Commission’s rules, an option is “in-the-money” if the fair market value of the underlying security exceeds the exercise price of the option. In the table, the values of the unexercised in- the-money stock options are calculated by multiplying the number of underlying shares of the Company’s common stock by the difference between the fair market value of the shares and the exercise prices of the stock options. For the purposes of the table, the fair market value of the Company’s common stock on December 31, 2002, is deemed to have been $17.46, which is the closing sale price of the common stock reported for transactions effected on the Nasdaq National Market on such date.

Employment Agreements

      The Company entered into an employment agreement with F. Barry Bays on January 31, 2003. Mr. Bays is the President and Chief Executive Officer of the Company. The term of his employment under the agreement ends on January 31, 2004. Mr. Bays’ current base salary is $270,000 per year. Mr. Bays is eligible to receive an annual incentive bonus, with a target of 50% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee. The Compensation Committee will review Mr. Bays’ compensation at least once per year and will make such increases in his base salary and award him such bonuses as it determines are merited based on his performance and as are consistent with the Company’s compensation policies. Mr. Bays is eligible to receive awards such as stock options under the Equity Incentive Plan and any other plan administered by the Compensation Committee. Mr. Bays is eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement imposes customary confidentiality, intellectual property assignment, and non-competition obligations on Mr. Bays.

      The Company entered into an employment agreement with John K. Bakewell on December 11, 2000. Mr. Bakewell is the Executive Vice President and Chief Financial Officer of the Company. The term of his employment under the agreement ends on December 11, 2003. Mr. Bakewell’s current base salary is $197,600 per year. Mr. Bakewell is eligible to receive an annual incentive bonus, with a target of 50% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee. The Compensation Committee will review Mr. Bakewell’s compensation at least once per year and will make such increases in his base salary and award him such bonuses as it determines are merited based on his performance and as are consistent with the Company’s compensation policies. Mr. Bakewell is eligible to receive awards such as stock options under the Equity Incentive Plan and any other plan administered by the Compensation Committee. Mr. Bakewell is eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement imposes customary confidentiality, intellectual property assignment, and non-competition obligations on Mr. Bakewell.

      The Company entered into an employment agreement with Brian T. Ennis on July 10, 2001. Mr. Ennis is the President — International of the Company. The term of his employment under the agreement ends on July 10, 2004. Mr. Ennis’ current base salary is $206,700 per year. Mr. Ennis is eligible to receive an annual incentive bonus, with a target of 45% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee. The Compensation Committee will review Mr. Ennis’ compensation at least once per year and will make such increases in his base salary and award him such bonuses as it determines are merited based on his performance and as are consistent with the Company’s compensation policies. Mr. Ennis is eligible to receive awards such as stock options under the Equity Incentive Plan and any other plan administered by the Compensation Committee. Mr. Ennis is eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement imposes customary confidentiality, intellectual property assignment, and non-competition obligations on Mr. Ennis.

      The employment agreements of Messrs. Bays, Bakewell and Ennis contain the following provisions relating to the termination of their employment with the Company in certain situations:

•	If the employee becomes disabled for a period in excess of six months, he will be entitled to receive from the Company salary continuation pay equal to his base salary from the date of termination until the end of the agreement’s stated term, reduced by any amount that he receives under any Company-maintained disability insurance policy or plan or under Social Security or similar laws.

•	If the Company terminates the employee for “cause” as defined in the agreement, he will not be entitled to receive any salary continuation pay or severance pay from the Company. For purposes of the agreement, the Company would have “cause” to terminate the employee upon (1) the determination by the Board of Directors that the employee has intentionally neglected his duties for an extended period of time; (2) the employee’s death; (3) the determination by the Board of Directors that the employee has engaged or is about to engage in conduct that is materially injurious to the Company; (4) the employee’s have been convicted of a felony; (5) the employee’s participation in activities proscribed by the confidentiality or intellectual property assignment provisions of the agreement; or (6) the employee’s material breach of any other covenant contained in the agreement.

•	If the Company terminates the employee without “cause” as defined in the agreement, (1) he will be entitled to receive from the Company salary continuation pay equal to his base salary and continued coverage under all the Company’s current health benefit and life insurance programs for a period of twenty-four months (in the case of Mr. Bays) or twelve months (in the case of Messrs. Bakewell and Ennis) following the termination date, (2) on the termination date, all the employee’s unvested stock options (in the case of Mr. Bays) or all the employee’s unvested stock options granted on or before the date of the agreement (in the case of Messrs. Bakewell and Ennis) will automatically vest and be fully exercisable, and (3) the employee will have one year from the termination date to exercise all his unexercised stock options (in the case of Mr. Bays) or all his unexercised stock options granted on or before the date of the agreement (in the case of Messrs. Bakewell and Ennis).

•	Upon the occurrence of a “change of control” as defined in the agreement, (1) all the employee’s unvested stock options will automatically vest and be fully exercisable, and (2) all the employee’s unexercised stock options will remain exercisable in accordance with their respective terms. For purposes of the agreement, a “change of control” is defined as the first occurrence of, among others, any of the following events:

•	the acquisition by any individual, entity, or group of beneficial ownership of 50% or more (on a fully diluted basis) of either (1) the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, or (2) the combined voting power of the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors, unless the acquisition (a) is pursuant to an initial public offering by the Company or (b) is effected by the Company, any affiliate of the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

•	the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all the assets of the Company, unless, following the transaction, (1) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, and the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors immediately prior to the transaction continue to beneficially own more than 60%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities that are entitled to vote generally in the election of directors of the corporation resulting from the transaction (the “new entity”) in substantially the same ownership proportions as prior to the transaction; (2) no unrelated party beneficially owns, directly or indirectly, (a) 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the new entity, taking into account certain share equivalents, or (b) 50% or more of the combined voting power of the outstanding voting securities of the new entity, except in each case to the extent that such ownership existed prior to the transaction; (3) at least a majority of the members of the board of directors of the new entity were incumbent members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for the transaction; and (4) the employee maintains his position with the new entity.

•	the sale of at least 80% of the Company’s assets to an unrelated party or the completion of a transaction having a similar effect;

•	the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company; or

•	the individuals who constitute the Board of Directors of the Company on the date of the employment agreement, and any other individual who becomes a member of the Board of Directors after the date of the agreement and whose election or nomination was approved by a vote of at least two-thirds of the Company’s then current directors, thereafter cease to constitute at least a majority of the Board of Directors.

Comparison of Total Stockholder Returns

      The graph below compares the cumulative total stockholder returns for the period from July 13, 2001 (when trading in the Company’s common stock commenced on the Nasdaq National Market following the Company’s initial public offering) to December 31, 2002, for the Company’s common stock, an index composed of United States companies whose stock is listed on the Nasdaq Stock Market (the “Nasdaq U.S. Companies Index”), and an index consisting of Nasdaq-listed companies in the surgical, medical, and dental instruments and supplies industry (the “Nasdaq Medical Equipment Companies Index”). The graph assumes that $100.00 was invested on July 13, 2001, in the Company’s common stock, the Nasdaq U.S. Companies Index, and the Nasdaq Medical Equipment Companies Index, and that all dividends were reinvested. Total returns for the two Nasdaq indices are weighted based on the market capitalization of the companies included therein. Historic stock price performance is not indicative of future stock price performance. The Company does not make or endorse any prediction as to future stock price performance.

Cumulative Total Stockholder Returns

Based on Reinvestment of $100.00 Beginning on July 13, 2001

	7/13/2001	12/31/2001	12/31/2002

Wright Medical Group, Inc.	$100.00	$114.67	$111.85
Nasdaq U.S. Companies Index	100.00	93.49	64.64
Nasdaq Medical Equipment Companies Index	100.00	104.22	85.24

Source: Center for Research in Security Prices, University of Chicago Graduate School of Business

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 2002, in a secondary public offering of common stock by the Company and certain selling stockholders, Warburg, Pincus Equity Partners, L.P. and three affiliated partnerships (“Warburg Pincus”) sold 1,927,196 shares of voting common stock (including 450,000 shares upon the exercise of the underwriters’ over-allotment option) at the public offering price of $15.40 per share less an underwriting discount of $.8085 per share, resulting in net proceeds to Warburg Pincus of $28,120,680. Following the closing of the secondary offering, Warburg Pincus converted all its shares of non-voting common stock into shares of voting common stock. As of March 31, 2003, Warburg Pincus, the Company’s largest stockholder, beneficially owned 14,342,609 shares of voting common stock representing 43.4% of the outstanding shares. There are no longer any outstanding shares of non-voting common stock. Elizabeth H. Weatherman, a director of the Company, is a Managing Director and member of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co. James E. Thomas, a director of the Company, is a former Managing Director and member of Warburg Pincus LLC. Warburg, Pincus & Co. is the sole general partner of Warburg Pincus, and Warburg Pincus LLC manages Warburg Pincus.

OTHER MATTERS

      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote the shares of common stock represented by proxies that are submitted to the Company in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

      The Company will bear the cost of preparing and mailing this Proxy Statement and soliciting proxies. Directors, officers, and other employees of the Company may solicit proxies without any additional compensation. The solicitations will be made through the mail, in person, or by telephone, facsimile, or other electronic means. The Company requests that brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners of the shares of common stock held of record by such nominees and will reimburse them for their reasonable forwarding expenses.

Stockholder Proposals for 2004 Annual Meeting of Stockholders

      Stockholders interested in presenting a proposal for consideration at the Company’s 2004 annual meeting of stockholders must follow the procedures prescribed in the proxy rules of the Securities and Exchange Commission. To be eligible for inclusion in the Company’s proxy solicitation materials relating to its 2004 annual meeting of stockholders, a stockholder proposal must be received by the Company (attention: Corporate Secretary) at its office located at 5677 Airline Road, Arlington, Tennessee 38002, not later than December 31, 2003. In addition, a stockholder proposal will be considered untimely for consideration at the Company’s 2004 annual meeting of stockholders if it is not received by the Company at such office by March 15, 2004. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all the requirements for such inclusion established by the Securities and Exchange Commission’s proxy rules and Delaware corporate law.

By Order of the Board of Directors,

Jason P. Hood
Secretary

Arlington, Tennessee

April 11, 2003

EXHIBIT A

WRIGHT MEDICAL GROUP, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Wright Medical Group, Inc. (the “Company”) in monitoring and overseeing (1) the integrity of the Company’s financial statements and related disclosures, (2) the qualifications, independence, and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditing function, and (4) the Company’s compliance with applicable legal requirements and its business conduct policies.

Composition and Qualifications

      The Audit Committee shall consist of at least three members. The members of the Audit Committee shall be appointed and may be replaced by the Board.

      The members of the Audit Committee shall meet the independence, experience, and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”), and the rules of the Nasdaq Stock Market. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission.

Meetings

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the independent auditor, and the head of the internal auditing department in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s independent auditor or outside counsel to attend any meeting of the Audit Committee or to meet with any of its members or advisors. The Audit Committee shall make regular reports of its meetings to the Board.

Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

      The Audit Committee shall preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the exception for de minimis non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent that it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee.

      In addition, the Audit Committee, to the extent that it deems necessary or appropriate, shall:

          Oversight of Financial Statements and Related Disclosures

      1. Prior to the filing of the Company’s quarterly report on Form 10-Q, review and discuss with management and the independent auditor the Company’s quarterly financial statements (including the results of the independent auditor’s review of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the quarterly report.

      2. Prior to the commencement of the audit of the Company’s annual financial statements, review and discuss with management and the independent auditor the scope, schedule, and staffing of the audit.

      3. Prior to the filing of the Company’s annual report on Form 10-K, review and discuss with management and the independent auditor the Company’s audited annual financial statements (including the results of the independent auditor’s audit of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report, and recommend to the Board whether the audited annual financial statements should be included in the annual report.

      4. Discuss with the independent auditor all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditor with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements.

      5. Discuss with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material internal control deficiencies or weaknesses.

      6. Review and discuss with management and the independent auditor the reports from the independent auditor covering:

         (a) all critical accounting policies and practices to be used;

         (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

         (c) other material written communications between the independent auditor and management, including any engagement letter, independence letter, management representation letter, schedule of unadjusted audit differences, listing of adjustments and reclassifications not recorded, management letter, and report on observations and recommendations on internal controls.

      7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties with management encountered in performing the audit (such as restrictions on the scope of the independent auditor’s activities or on its access to requested information) and any significant disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

      8. Discuss with the independent auditor any material communications between the audit engagement team and the independent auditor’s national office regarding auditing or accounting issues presented by the engagement.

      9. Discuss with management the Company’s disclosure controls and procedures and its internal controls and procedures for financial reporting, including the conclusions of the Company’s chief executive officer and chief financial officer regarding the effectiveness of both sets of controls and procedures reached as part of their certification process for the quarterly report on Form 10-Q and the annual report on Form 10-K.

      10. Discuss with management (a) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls and procedures for financial reporting and (b) any fraud (whether or not material) that involves management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting, in each case as disclosed to the Audit Committee by the Company’s chief executive officer and chief financial officer as part of their certification process for the quarterly report on Form 10-Q and the annual report on Form 10-K.

      11. Discuss with management in advance the Company’s earnings press releases and earnings guidance. Discuss with management other financial information that the Company provides to securities analysts, credit rating agencies, and others. The Audit Committee need not discuss in advance each instance in which the Company provides such other financial information; instead, the discussion may take the form of a general discussion of the types of information to be disclosed and the types of presentations to be made.

      12. Discuss with management the Company’s disclosure or release of non-GAAP financial measures commonly referred to as “pro forma” or “adjusted” financial information. The Audit Committee need not discuss in advance each instance in which the Company discloses or releases non-GAAP financial measures; rather, the discussion may take the form of a general discussion of the Company’s use of non-GAAP financial measures in its disclosures and releases.

      13. Discuss with management and the independent auditor the effect of material off-balance sheet arrangements on the Company’s financial statements.

      14. Discuss with management and the independent auditor the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines.

      15. Discuss with management and the independent auditor any accounting or other regulatory initiatives, correspondence with governmental or other regulatory agencies, and published reports that raise issues that may have a material effect on the Company’s financial statements.

          Oversight of Relationship with Independent Auditor

      16. Obtain and review a report from the independent auditor regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (d) any steps taken to deal with any issues described in the two preceding clauses, and (e) all relationships between the independent auditor and the Company.

      17. Inquire as to the independence of the independent auditor; obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may impact the objectivity and independence of the independent auditor; and otherwise take such actions as are appropriate to oversee the independence of the independent auditor.

      18. Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. In making this evaluation, the Audit Committee shall taken into account the opinions of management and the internal auditing staff. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      19. Review and evaluate the lead partner on the independent auditor’s audit engagement team.

      20. Ensure that the lead, concurring, and other audit partners are rotated off the independent auditor’s audit engagement team as necessary to assure the independence of the independent auditor.

      21. Recommend to the Board a policy for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company to assure the independence of the independent auditor.

      22. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditor on a regular basis.

Oversight of Internal Auditing Function

      23. Review and discuss with management, the independent auditor, and the head of the internal auditing department the scope of the internal audits and the personnel on the internal auditing staff.

      24. Review the appointment and replacement of the head of the internal auditing department.

      25. Review the reports to management prepared by the internal auditing staff and management’s responses to such reports.

Oversight of Compliance with Legal Requirements and Business Conduct Policies

      26. Discuss with the Company’s General Counsel (a) any legal matter that may have a material effect on the Company’s financial statements, (b) any instance of material non-compliance with applicable legal requirements, and (c) any instance of material non-compliance with the Company’s business conduct policies.

      27. Obtain from the independent auditor its assurance that Section 10A(b) of the Exchange Act has not been implicated.

      28. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of their concerns regarding questionable accounting or auditing matters.

      29. Review and approve all related party transactions, regardless of the dollar amount thereof, as contemplated in Item 404(a) of Regulation S-K.

          Miscellaneous Responsibilities

      30. Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

      31. Investigate, with the assistance of any advisors that its deems appropriate, any matter brought to its attention that is within the scope of the Audit Committee’s authority and responsibilities.

      32. Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

      While the Audit Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the independent auditor.

EXHIBIT B

WRIGHT MEDICAL GROUP, INC.

SECOND AMENDED AND RESTATED

1999 EQUITY INCENTIVE PLAN

      WHEREAS, the Company adopted, effective as of December 7, 1999, the Wright Acquisition Holdings, Inc. 1999 Equity Incentive Plan (the “Plan”), which allows for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, and other incentive compensation arrangements to employees, directors and consultants of the Company and its subsidiaries in order to provide them with incentives and align their interests with those of the stockholders of the Company;

      WHEREAS, the Company amended and restated the Plan effective as of July 6, 2001;

      WHEREAS, Section 15 of the Plan provides that the Plan may be amended at any time, in whole or in part, by action of the Company’s Board of Directors or its Compensation Committee; and

      WHEREAS, it is now desired to amend and restate the Plan in its entirety to reflect such further amendments to the Plan as have been approved by the Compensation Committee.

      NOW THEREFORE, pursuant to the authority granted by the Compensation Committee, the Plan is hereby amended and restated, effective as of May 13, 2003, as follows:

      1.     Purpose

          (a) The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company or any Related Entity and enter and remain in the employ of the Company or any Related Entity and to provide a means whereby employees, directors and consultants of the Company and any Related Entity can acquire and maintain Stock ownership, or be paid incentive compensation measured by reference to the value of Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these employees, directors and consultants.

          (b) So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing.

      2.     Definitions. The following definitions shall be applicable throughout the Plan:

          (a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or Stock Bonus Award.

          (b) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

          (c) “Board” means the Board of Directors of the Company.

          (d) “Cause” means the Company or a Related Entity having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Related Entity or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or a Related Entity (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct injurious to the Company or a Related Entity, or (iii) the Participant having plead no contest to a charge of a felony or having been convicted of a felony.

          (e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          (f) “Committee” means the full Board, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

          (g) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

          (h) “Company” means Wright Medical Group, Inc., a Delaware corporation, and any successor thereto.

          (i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

          (j) “Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

          (k) “Eligible Person” means any (i) person regularly employed by the Company or any Related Entity; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or any Related Entity; or (iii) consultant to the Company or any Related Entity.

          (1) “Exchange Act” means the Securities Exchange Act of 1934.

          (m) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately; or (iv) notwithstanding clauses (i) — (iii) above, with respect to Awards granted as of the consummation of an IPO, the price at which Stock is sold to the public in the IPO.

          (n) “Holder” means a Participant who has been granted an Award.

          (o) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

          (p) “IPO” means the initial offering of Common Stock to the public through an effective registration statement.

          (q) “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

          (r) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

          (s) “Normal Termination” means termination of employment or service with the Company or any Related Entity:

               (i) upon retirement pursuant to the retirement plan of the Company or any Related Entity, as may be applicable at the time to the Participant in question;

               (ii) on account of Disability;

               (iii) with the written approval of the Committee; or

               (iv) by the Company or any Related Entity without Cause.

          (t) “Option” means an Award granted under Section 7 of the Plan.

          (u) “Option Period” means the period described in Section 7(c).

          (v) “Option Price” means the exercise price set for an Option described in Section 7(a).

          (w) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

          (x) “Performance Goals” means the performance objectives of the Company or a Related Entity during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

          (y) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

          (z) “Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.

          (aa) “Plan” means the Wright Medical Group, Inc. 1999 Equity Incentive Plan, as may be amended from time to time.

          (bb) “Qualified Committee” means a committee composed of at least two Qualified Directors.

          (cc) “Qualified Director” means a person who is (i) an Non-Employee Director and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

          (dd) “Related Entity” means, when referring to a subsidiary, any business entity (other than the Company) which, at the time of the granting of an Award, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain and, when referring to a parent entity, the term “Related Entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the Award, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an Incentive Stock Option, the definition of “Related Entity” as used in this Plan shall apply by only considering entities that are corporations.

          (ee) “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 11.

          (ff) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 11.

          (gg) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 11 of the Plan.

          (hh) “Securities Act” means the Securities Act of 1933, as amended.

          (ii) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

          (jj) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

          (kk) “Stock Bonus” means an Award granted under Section 11 of the Plan.

          (ll) “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

          (mm) “Vested Unit” shall have the meaning ascribed thereto in Section 10(e).

      3.     Effective Date, Duration and Shareholder Approval. The Plan originally was adopted effective as of December 7, 1999, and subsequently was amended and restated effective as of July 6, 2001. This amended and restated Plan shall be effective as of May 13, 2003. The effectiveness of this amended and restated Plan and the validity of any and all Awards granted hereunder is contingent upon approval of thereof by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent provided in Section 16 herein, Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Stock is listed, if so listed, and/or the National Market System of the National Association of Securities Dealers Automated Quotation System, if the Stock is quoted thereon. Unless and until the stockholders approve this amended and restated Plan in compliance with the applicable requirements, no Award granted hereunder shall be effective. The expiration date of the Plan, after which no Awards may be granted hereunder, shall be December 7, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

      4.     Administration. The Committee shall administer the Plan; provided, however, that as of and after the date the Company first becomes subject to Section 16 of the Exchange Act, the Plan shall be administered by the full Board or a committee of the Board composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a Non-Employee Director; and further provided, that as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 16 herein, to the extent that the Company determines that an Award is intended to comply with Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) select the Eligible Persons to participate in the Plan;

          (b) determine the nature and extent of the Awards to be made to each Participant;

          (c) determine the time or times when Awards will be made to Participants;

          (d) determine the duration of each Award Period and Restricted Period;

          (e) determine the conditions to which the payment of Awards may be subject;

          (f) establish the Performance Goals for each Award Period;

          (g) prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

          (h) cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

      The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

      5.     Grant of Awards; Shares Subject to the Plan. The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

          (a) Subject to Section 13, the aggregate number of shares of Stock made subject to all Awards may not exceed 6,767,051 shares of Common Stock;

          (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

          (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

          (d) Following the date that the exemption from the application of Section 162(m) of the Code described in Section 16 (or any other exemption having similar effect) ceases to apply to Awards, no Participant may receive Options or SARs under the Plan with respect to more than 200,000 shares of Stock in any one year; and

          (e) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

      6.     Eligibility. Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

      7.     Discretionary Grant of Stock Options. The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Related Entity. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement:

          (a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that no Incentive Stock Option shall be granted with a per share exercise price that is less than the Fair Market Value of a share of Stock at the Date of Grant.

          (b) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

          (c) Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years from the Date of Grant, as may be determined by the Committee (the “Option Period”), provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

               (i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

               (ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or any Related Entity or within thirty days of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

               (iii) If the Holder ceases employment or service with the Company or any Related Entity for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

          (d) Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

               (i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

               (ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

               (iii) Subject to Section 12(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder.

               (iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

               (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

               (vi) Each Incentive Stock Option Agreement shall contain. a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive

Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

          (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Related Entity, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

          (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

          (g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

      8.     Stock Appreciation Rights. Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. An SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

          (a) Vesting. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

          (b) Automatic exercise. If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

          (c) Payment. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

          (d) Method of Exercise. A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

          (e) Expiration. Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than seven years after the Date of Grant of the SAR.

      9.     Performance Shares.

          (a) Award Grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. At the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

          (b) Determination of Award. At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

          (c) Partial Awards. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

          (d) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

          (e) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any Related Entity whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any Related Entity whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that following the date that the exemption from the application of Section 162(m) of the Code described in Section 16 herein (or any other exemption having similar effect) ceases to apply to Performance Share Unit Awards, with respect to such Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

      10.     Restricted Stock Awards and Phantom Stock Units.

           (a) Award of Restricted Stock and Phantom Stock Units

               (i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

               (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

               (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

               (iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder’s account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

           (b) Restrictions.

               (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

               (ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

               (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

           (c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award agreement.

           (d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Related Entities during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.

           (e) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

      Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

           (f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of between Wright Medical Group, Inc. and . A copy of such Agreement is on file at the offices of the Company at 5677 Airline Road, Arlington, Tennessee 38002.”

      Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

      11.     Stock Bonus Awards. The Committee may issue unrestricted Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of a bonus, or to provide incentives or recognize special achievements or contributions.

      12.     General

             (a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

             (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

             (c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

             (d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or any Related Entity, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay prior to delivery of such Stock, the amount of any such taxes which are required to be withheld, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations may be accepted if the Holder of the Award elects to make payment in such manner.

             (e) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Related Entity.

             (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

             (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

             (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

             (i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

             (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

             (k) Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities.

             (1) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and any Related Entity and upon any other information furnished in connection with the Plan by any person or persons other than himself.

             (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

             (n) Expenses. The expenses of administering the Plan shall be borne by the Company.

             (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

             (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

             (q) Shareholders Agreement. As a condition to receiving an Award under the Plan each Participant receiving Stock or rights to acquire Stock under the Plan shall agree to enter into a shareholders agreement to be approved by the Board at such time as the Board deems appropriate.

      13.     Changes in Capital Structure. Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year, if applicable, shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Following the date that the exemption from the application of Section 162(m) of the Code described in Section 16 (or any other exemption having similar effect) ceases to apply to Awards, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

      Notwithstanding the above, in the event of any of the following: (a) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity; (b) all or substantially all of the assets of the Company are acquired by another person; (c) the reorganization or liquidation of the Company; or (d) the Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above; then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

      14.     Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

      15.     Amendments and Termination. The Board may at any time terminate the Plan. Subject to Section 13, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part.

      16.     Effect of Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration or material modification of the Plan, (ii) the exhaustion of the maximum number of shares of Stock available for Awards under the Plan, as set forth in Section 5(a), or (iii) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

      IN WITNESS WHEREOF, the undersigned has caused this amended and restated Plan to be executed on behalf of the Company as of May 13, 2003.

WRIGHT MEDICAL GROUP, INC.

By:

F. Barry Bays
President and Chief Executive Officer

April 11, 2003

Dear Stockholder:

          It is a great pleasure to have this opportunity to provide you with our 2002 Annual Report and the Proxy Statement for our 2003 Annual Meeting of Stockholders. The Annual Report discusses our performance in 2002 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 13, 2003.

YOUR VOTE IS IMPORTANT!

You can submit your proxy in one of two ways:

1.	Call toll-free 1-800-PROXIES (1-800-776-9437) on a touch-tone telephone at any time and follow the instructions on the reverse side; or

2.	Complete, sign, date, and return your proxy card in the accompanying envelope.

Thank you for your continued interest in, and ownership of, Wright Medical Group, Inc.

Sincerely,

F. Barry Bays
President and Chief Executive Officer

X Please detach and mail in the envelope provided. X

PROXY	WRIGHT MEDICAL GROUP, INC.	PROXY

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The 2003 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the “Company”) will be held at the Hilton East Memphis Hotel located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 13, 2003, beginning at 3:30 p.m. (Memphis time). The undersigned hereby acknowledges receipt of the combined Notice of 2003 Annual Meeting of Stockholders and Proxy Statement dated April 11, 2003, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

          The undersigned hereby appoints F. Barry Bays, John K. Bakewell, and Jason P. Hood, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

          The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

(Continued on reverse side)

2003 ANNUAL MEETING OF STOCKHOLDERS
OF
WRIGHT MEDICAL GROUP, INC.

May 13, 2003

Co.#	Acct.#

PROXY VOTING INSTRUCTIONS

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY MAIL

Please complete, sign, date and return your proxy card in the envelope provided as soon as possible.

YOUR CONTROL NUMBER IS	▶

. Please detach and mail in the envelope provided. .

☒ Please mark your vote as indicated in this example.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned’s instructions set forth herein. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS. If no instructions are provided, this proxy will be voted FOR each of the proposals described below.

1.	To elect six directors to serve on the Board of Directors of the Company for a term of one year.

☐     FOR all nominees listed (except as otherwise indicated*)

☐     WITHHOLD AUTHORITY for all nominees listed

Nominees:	01 James T. Treace	02 F. Barry Bays	03 Richard B. Emmitt
	04 James E. Thomas	05 Thomas E. Timbie	06 Elizabeth H. Weatherman

* INSTRUCTION:	To withhold authority to vote for any director nominee, draw a line through the name of the nominee in the list at right.

2.	To approve the amendment to the Company’s Amended and Restated 1999 Equity Incentive Plan to increase by 2,000,000 the number of shares of common stock available for awards thereunder.

☐ FOR                                     ☐ AGAINST                                     ☐ ABSTAIN

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2003.

☐ FOR                                     ☐ AGAINST                                     ☐ ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

Dated:	2003

Signature of stockholder

Signature of stockholder, if held jointly

Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations, partnerships, and limited liability companies should sign in their full entity name by their duly authorized officer, partner, and member, respectively.